UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): January 17, 2023

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 200, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On January 17, 2023, Novo Integrated Sciences, Inc. (the “Company”) issued 6,174,165 shares of common stock to certain note holders upon conversion of their notes.

Between January 18, 2023 and January 19, 2023, the Company issued 5,764,712 shares of common stock to certain note holders upon conversion of their notes.

Between January 20, 2023 and January 23, 2023, the Company issued 8,319,761 shares of common stock to certain note holders upon conversion of their notes.

Between January 24, 2023 and January 25, 2023, the Company issued 5,762,677 shares of common stock to certain note holders upon conversion of their notes. In addition, the Company issued 3,202,019 shares of common stock in exchange for certain non-voting special shares of Novo Healthnet Limited, a wholly owned subsidiary of the Company, previously issued in connection with NHL’s acquisition of Acenzia Inc. that closed on June 24, 2021.

Following such issuances, as of January 25, 2023, the Company’s issued and outstanding common share count is 88,861,193.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: January 26, 2023	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer